Forward Looking Statements Information in this presentation regarding the company's or management's intentions, beliefs or expectations, or that otherwise speak to future events, are "forward-looking statements" within the meaning of Section 27A of the Securities Exchange Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include those statements preceded by, followed by or that otherwise include the words "believes," "will," "expects," "anticipates," "intends," "estimates," "projects," "target," "budget," "goal," "plans," "objective," "outlook," "should," or similar words. Future results and developments discussed in these statements may be affected by numerous factors and risks, such as the accuracy of the assumptions that underlie the statements, the market value of Tronox's products, the ability to implement price increases, demand for consumer products for which Tronox's businesses supply raw materials, the market for raw materials that Tronox uses to produce TiO2, its inability to predict the prices of such raw materials, the financial resources of competitors, the market for debt and/or equity financing, changes in laws and regulations, the ability to respond to challenges in international markets, changes in currency exchange rates, political or economic conditions in areas where Tronox operates, trade and regulatory matters, general economic conditions, and other factors and risks identified in the Risk Factors Section of Tronox's Annual Report on Form 10-K for the year ended December 31, 2007, and subsequent Quarterly Reports on Form 10-Q, as filed with the U.S. Securities and Exchange Commission (SEC), and other SEC filings. Actual results and developments may differ materially from those expressed or implied in this presentation. The company does not undertake to update forward-looking statements to reflect the impact of circumstances or events that arise after the date the forward-looking statement was made. Investors are urged to consider closely the disclosures and risk factors in Tronox's filings with the SEC including its Annual Report on Form 10-K for the year ended December 31, 2007, available on Tronox's website, www.tronox.com. This also can be obtained from the SEC by calling 1-800-SEC-0330. Use of EBITDAR This presentation contains EBITDAR. EBITDAR is a non-GAAP measure that is presented because it is a material component of the covenant that is imposed on us by the terms of the debtor-in-possession financing credit agreement. For purposes of this presentation, EBITDAR means our gross margin less SG&A plus D&A, non-cash write-downs/impairments, non-cash pension, OPEB, stock based compensation and accretion plus restructuring-related professional fees. Unaudited & Pro Forma Historical Financials This presentation contains unaudited historical financial information (including the projections for full-year 2010), which is presented on a pro forma basis to exclude the impact of operations at Savannah, Georgia and Uerdingen, Germany. These operations will not be part of Reorganized Tronox and are thus also excluded from the projected financials contained herein. Forward Looking Statements, Use of EBITDAR, Unaudited & Pro Forma Historical Financials

Exhibit 99.1
1 Transaction Overview Tronox Incorporated ("Tronox" or the "Company") is currently working with all constituents to finalize its chapter 11 plan of reorganization to emerge from bankruptcy with core operations at Hamilton (Mississippi), Henderson (Nevada), Botlek (The Netherlands) and the Tiwest Joint Venture (Australia) On September 1, 2010, Tronox filed an Amended Plan of Reorganization ("Amended POR") New Plan Support Agreement and Equity Commitment Agreement were entered into on August 27, 2010 and approved by the court on September 17, 2010 The Disclosure Statement was approved on September 30, 2010 Tronox and the Environmental Claimants are negotiating an Environmental Settlement Agreement, which is subject to applicable public notice/comment procedures before becoming fully effective The Amended POR, New Plan Support Agreement, Equity Commitment Agreement and Environmental Settlement Agreement will allow for Tronox to emerge from bankruptcy free-and-clear of its significant environmental and tort liabilities Necessary cash to fund the Amended POR will be raised through a new ABL revolver, upsized DIP-to-Exit credit facility and proceeds from a rights offering $425 million new first-lien senior secured DIP-to-Exit term loan $125 million ABL revolver, which will be put in place at emergence $185 million Rights Offering open to all general unsecured creditors (1) Reorganized Tronox will have total funded debt of $468.1 million, comprised of $425.0 million in term loans and $43.1 million drawn under a $125 million ABL revolver Net leverage of 2.4x based on LTM August 31, 2010 EBITDAR of $185.6 million(2) On a pro forma basis at emergence, the Company's equity will be owned 100% by the general unsecured claims (3) 1 1 1 Note: (1) Rights Offering is fully committed and backstopped pursuant to the Equity Commitment Agreement. (2) EBITDAR is pro forma to exclude the impact of operations at Savannah, Georgia and Uerdingen, Germany. (3) Prior to dilution from the management equity plan or warrants.

2 Current and Pro Forma Capitalization 2 2 Notes: (1) Does not include the $350mm of Senior Notes that are subject to compromise and will be equitized / cancelled post-emergence. (2) EBITDAR is pro form to exclude the impact of operations at Savannah, Georgia and Uerdingen, Germany. (3) Current cash balance as of 8/31/2010. (4) Based on the Disclosure Statement Regarding the Amended POR. (5) Based on mid-point valuation of $1.0625 billion per the Amended POR. 2

3 3 3 Legacy Tronox capacity utilization averaged approximately 93% from 2004 through 2009 Strong utilization expected to continue / increase due to facility rationalization and consolidated of production volumes Including the TiO2 produced by the Company's Australian facility, Tronox produced approximately 384,000 tonnes of TiO2 in 2009 Additional low-cost process improvements and de-bottlenecking projects are expected to add additional production capacity in the future Historical Volumes and Capacity Utilization Historical Consolidated Volume Produced and Capacity Utilization(1) 3 3 Note: (1) Pro forma to exclude the impact of operations at Savannah, Georgia and Uerdingen, Germany.

Net Sales EBITDAR (% margin) (1) Strong Financial Momentum Source: Tronox management, unaudtied. Historical results and 2010P are pro forma to exclude the impact of operations at Savannah, Georgia and Uerdingen, Germany. These will not be part of Reorganized Tronox and are thus excluded from the projections. Margin calculation is adjusted to exclude JV partner revenue. $M M $M M $186 $191 $181 $156 $157 18.0% 19.1% 17.1% 14.6% 14.4% 8% 13% 18% 23% 28% $50 $75 $100 $125 $150 $175 $200 $225 LTM 8/31/10 2010P 2011P 2012P 2013P 14.4%

5 5 Historical and Projected Capital Expenditures (Consolidated) Capital Expenditures (% of net sales) Note: Historical results and 2010P are pro forma to exclude the impact of operations at Savannah, Georgia and Uerdingen, Germany. These will not be part of Reorganized Tronox and are thus excluded from the projections. 2010P excludes $55 million of capital expenditures in Australia related to the expansion of Kwinana, the Company's Western Australia plant. Capital expenditures solely related to the expansion project is displayed adjacent 5 5 $45 $51 $26 $23 $55 $57 $49 $51 $48 $MM

Projected Liquidity ($MM) Funds From Operations / Cash Interest EBITDAR / Cash Interest Expense Net Debt / EBITDAR (1) Projected Credit Statistics Note: (1) Net of $30 million of minimum operating cash